AMENDMENT NO. 15
                                       TO
                          CONTRACT NO. SS/L-TP93002-01
                                       AND
                               SPACE SYSTEMS/LORAL
                                       FOR
                        DELIVERY OF CD RADIO DARS SYSTEM


THIS CONTRACT AMENDMENT NO. 15 (the "Amendment") is entered into effective as of 31 July 1997, between CD RADIO INC. (the "Purchaser") and SPACE SYSTEMS/LORAL, INC. (the "Contractor").

      WHEREAS, Contractor and Purchaser are parties to Contract No. SS/L-TP93002-01 dated March 2, 1993, as amended by the parties thereto, most recently pursuant to Contract Amendment No. 14 dated 30 June 1997 (as so amended, the "Contract").

      WHEREAS, Contractor and Purchaser desire to amend the Contract,

      NOW, THEREFORE, in consideration of the mutual covenants and conditions in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The page from the Contract, attached to this Amendment as Exhibit A and incorporated herein by reference, are hereby substituted for existing pages in the Contract, in their entirety, as follows:

      Existing Page (Remove)  Replacement Page (Attached)
            71                      71

      2. All capitlaized terms in this Amendment, not otherwise defined herein, shall have the meanings ascribed to them in the Contract.

      3. The Contract, as modified by the express terms of this Amendment, is hereby ratified and affirmed by Purchaser and Contractor, and shall remain in full force and effect.

            IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first above written.


CONTRACTOR:                                      PURCHASER:

SPACE SYSTEMS/LORAL, INC.                        CD RADIO INC.

By:   /s/ R.A. Haley                       By:   /s/ R.D. Briskman
      ---------------------------                -----------------------------
Name: R.A. Haley                           Name: R.D. Briskman
      ---------------------------                -----------------------------
Title:President & CFO                      Title:President of CD Radio Systems
      ---------------------------                -----------------------------